UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2005

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

This Current Report on Form 8-K/A is being filed to add additional language to the Current Report on Form 8-K of Occam Networks, Inc. that was filed on July 11, 2005 (the “Original 8-K”). The additional language relates to the authorization of PricewaterhouseCoopers LLP to respond to inquiries of Singer Lewak Greenbaum & Goldstein LLP concerning certain matters as required by Item 304(a)(1)(v) of Regulation S-K. The entire text of “Section 4 – Matters Related to Accountants and Financial Statements; Item 4.01 Changes in Registrant’s Certifying Accountant” of the Original 8-K with the additional language included should read as follows:

On June 28, 2005, the Audit Committee of the Board of Directors of Occam Networks, Inc. (the “Company”) engaged Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2003, and December 31, 2004, and through June 28, 2005, neither the Company nor anyone acting on its behalf consulted with SLGG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has authorized PricewaterhouseCoopers LLP (“PwC”), the Company’s former independent registered public accounting firm, to respond fully to the inquiries of SLGG concerning the subject matter of each material weakness and significant deficiency previously identified by PwC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Howard M. Bailey
Howard M. Bailey Chief Financial Officer

Date: November 9, 2005